EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of American Income Fund I-E, a Massachusetts Limited Partnership, of our report dated March 30, 2001, on the financial statements of American Income Fund I-E, included in the 2000 Annual Report to the Partners of American Income Fund I-E, a Massachusetts Limited Partnership.

                                         /s/ ERNST & YOUNG LLP




Tampa, Florida
March 30, 2001